                                                              HECO Exhibit 21(b)

                        Hawaiian Electric Company, Inc.
                         SUBSIDIARIES OF THE REGISTRANT



   The following is a list of all subsidiary corporations of the registrant as of March 21, 1995:


            Name                                                                      Place of incorporation
----------------------------------------------------------------------------------------------------------------

Maui Electric Company, Limited                                                            State of Hawaii

Hawaii Electric Light Company, Inc.                                                       State of Hawaii


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